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                                  EXHIBIT 21.1

                                 BILLSERV, INC.

                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary Legal Name                       Jurisdiction of Incorporation
---------------------                       -----------------------------

bills.com, Inc.                             Delaware

billserv.com-canada, Inc.                   Nevada